EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with which this Agreement is filed as Exhibit A, and any amendments thereto, is and will be filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: October 15, 2026

JOHNSON & JOHNSON INNOVATION-JJDC, INC.
By:	/s/ Jill McManus
Name:	Jill McManus
Title:	Assistant Treasurer

JOHNSON & JOHNSON
By:	/s/ Marc Larkins
Name:	Marc Larkins
Title:	Secretary